EXHIBIT 1.2

                   PLACEMENT AGENTS' WARRANT AGREEMENT


      PLACEMENT AGENTS' WARRANT AGREEMENT, dated as of this ____ day of May 1998, by and between Energy Conversion Devices, Inc. (the "Company"), Janney Montgomery Scott Inc. ("JMS") and Nolan Securities Corporation ("Nolan" and, together with JMS, collectively, the "Placement Agents").

                             W I T N E S S E T H:

    WHEREAS, the Company proposes to make a public offering ("Offering") of shares of its common stock, $.01 par value ("Common Stock") and common stock purchase warrants ("Warrants"), each Warrant exercisable to purchase one share of Common Stock, in units ("Units"), each Unit consisting of one share of Common Stock and one Warrant; and

      WHEREAS, the Units have been registered under a registration statement on Form S-3 declared effective by the Securities and Exchange Commission (the "SEC") on May ___, 1998 (the "Registration Statement"); and

      WHEREAS, in connection with the Offering, the Company has agreed to issue to the Placement Agents, at $.01 per warrant, warrants to purchase an aggregate of _____ units identical to the Units (such warrants, the "Placement Agent
Warrants", and the units purchasable upon exercise of the Placement Agent Warrants, the "Underlying Units");

      NOW, THEREFORE, the Placement Agents and Company hereby agree as follows:

      SECTION 1. Definitions. The following terms as used in this Agreement shall have the meanings set forth below:

                  (a) "Business Day" means a day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed;

                  (b) "Exercise Date" means the date on which the Company shall have received both (i) a Placement Agent Warrant Certificate evidencing Placement Agent Warrants, with the exercise form thereon duly executed, and (ii) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the Exercise Price for the Underlying Units, plus transfer taxes, if any;

                  (c) "Exercise Price" means the purchase price for an Underlying Unit payable upon exercise of a Placement Agent Warrant Certificate, which price shall be $__________ per Unit, subject to adjustment as provided in
Section 4 hereof.

                  (d) "Placement Agent Warrant Certificate" means a certificate evidencing Placement Agent Warrants substantially in the form of Exhibit A hereto;



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                  (e) "Holder"means a person or entity in whose name a Placement
Agent Warrant Certificate is registered upon the books to be maintained by the Company for such purpose.

                  (f) "Notice Event" means (i) any authorization by the Company of the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants, or (ii) any authorization by the Company of the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock), (iii) any consolidation or merger to which the Company is a party and for which approval of stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of a Placement Agent Warrant (other than a change in par value, or from par value to no par value. or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock, (iv) any voluntary or involuntary dissolution, liquidation or winding-up of the Company. or (v) any proposal by the Company to take any other action that would require an adjustment, pursuant to Section 4 hereof, of the Exercise Price or in the number of Underlying Units deliverable upon exercise of a Placement Agent Warrant Certificate;

                  (g) "Transfer Agent" means State Street Bank and Trust Company, as transfer agent for the Common Stock;

                  (h) "Underlying Securities" means, collectively, the Underlying Shares and Underlying Warrants constituting the Underlying Units;

                  (i) "Underlying Shares" means the shares of Common Stock, subject to adjustment from time to time as provided herein, constituting part of the Underlying Units;

                  (j) "Underlying Warrants" means the Warrants, subject to adjustment from time to time as provided herein, constituting part of the Underlying Units;

                  (k) "Underlying Warrant Shares" means the shares of Common Stock issuable upon exercise of the Underlying Warrants;

                  (l) "Warrant Agent" means State Street Bank and Trust Company, as warrant agent for the Warrants;

                  (m) "Warrant Agreement" means that Warrant Agreement, dated as of the date hereof, by and between the Company and the Warrant Agent;





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      SECTION 2.  Exercise of Placement Agent Warrants.

                  (a) Time of Exercise. Subject to the provisions of Section 4 hereof, the Placement Agent Warrants may be exercised from time to time, upon the terms and subject to the conditions set forth herein, on or after 9:00 am., New York City time, on the first anniversary hereof and at or before 5:00 pm., New York City time, on May __, 2003, at which time the Placement Agent Warrants shall expire (the "Expiration Date"), or, if the Expiration Date is not a Business Day, at or before 5:00 pm. on the next following Business Date.

                  (b) Manner of Exercise.

                  (i) The Placement Agent Warrants may be exercised by a Holder, in whole or in part, to purchase Underlying Units in such amounts as may be elected, upon surrender of the Placement Agent Warrant Certificate with the subscription form thereon duly executed, to the Company at its corporate office at 1675 West Maple Road, Troy, Michigan 48084, together with the Exercise Price for the number of Underlying Units to be purchased, in lawful money of the United States, or by certified check or bank draft payable in United States Dollars to the order of the Company and upon compliance with and subject to the conditions set forth herein.

                  (ii) Upon receipt of a Placement Agent Warrant Certificate with the subscription form thereon duly executed and accompanied by payment of the Exercise Price for the number of Underlying Units subscribed for, the Company, subject to Section 6(b), shall cause to be issued and delivered, promptly to the Holder, certificates for the Underlying Securities in such denominations as the Holder shall request.

                  (iii) In the event a Holder shall subscribe for less than all of the Underlying Units purchasable, the Company shall execute a new Placement Agent Warrant Certificate exercisable for the balance of the Underlying Units purchasable and shall deliver such new Placement Agent Warrant Certificate to the exercising Holder.

                  (iv) A Placement Agent Warrant Certificate shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, and the person entitled to receive the Underlying Units shall be treated for all purposes as the holder of the Underlying Securities constituting such Underlying Units as of the close of business on the Exercise Date.

                  (v) The Company covenants and agrees that it will pay, when due and payable, any and all taxes that may be payable with respect to the issue of the Placement Agent Warrants or the Underlying Securities deliverable upon exercise thereof. The Company shall not, however, be required to pay any tax that may be payable in

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respect of any transfer or assignment of Placement Agent Warrants or the Underlying Securities.

      SECTION 3.  Covenants

                  (a) Reservation of Shares of Common Stock. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized Common Stock, solely for the purpose of issuance upon exercise of the Placement Agent Warrants and Underlying Warrants, such number of shares of Common Stock as shall equal the aggregate of the Underlying Shares and Underlying Warrant Shares and that the shares so reserved shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants that the Underlying Warrants issuable upon exercise of the Placement Agent Warrants shall be validly issued and the legal, valid and binding obligations of the Company.

                  (b) Registration.

                  (i) The Company shall advise each Holder or its transferee, whether the Holder holds a Placement Agent Warrant Placement Agent Warrant and holds the Underlying Securities, by written notice at least four weeks prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto covering any securities of the Company for its own account or for the account of others and will, for a period of four years commencing one year from the effective date of the Registration Statement, upon the request of any such Holder, include in any such post-effective amendment or registration statement, such information as may be required to permit a public offering by such Holder of all or any of the Underlying Securities or Underlying Warrant Shares (the "Registrable Securities"). The Company shall supply prospectuses and such other documents as the Holders may request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify the Registrable Securities for sale in such states as such Holders designate and do any and all other acts and things which maybe necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Registrable Securities, and shall indemnify the Holders in the manner provided in subparagraph (c) below. The Holders shall furnish information and indemnification as set forth in subparagraph (c) below except that the maximum amount which may be recovered from any Holder shall be limited to the amount of proceeds received by the Holder from the sale of the Registrable Securities.

                  (ii) JMS may on one occasion subsequent to May ____, 1999 give notice to the Company that it desires to register under

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the Act all or any of the Underlying  Securities in which event the Company will promptly and no later than 30 days after receipt of such notice, file a post-effective amendment to the Registraiton Statement or a new registration statement to the end that the Underlying Securities and/or Underling Warrant Shares may be publicly sold as promptly as practicable thereafter, and the Company will use its best efforts to cause such registration to become and remain effective (including the taking of such steps as are necessary to obtain the removal of any stop order); provided, that JMS shall furnish the Company with appropriate information. Within ten days after receiving such notice, the Company shall give notice to the other Holders advising that the Company is proceeding with such post-effective amendment or registraiton statement and offering to include therein the Underlying Securities and/or Underlying Warrant Shares of such other Holders, provided that the Holders shall furnish the Company with such appropriate information (relating to the intentions of such Holders) in connection therewith as the Company shall reasonably request in writing. All costs and expenses of such post-effective amendment or new registration statement shall be borne by the Company, except that the Holders shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to any of the securities sold by them. The Company will maintain such registration statement or post-effective amendment current for a period of at least six months (and for up to an additional three months if requested bythe Holders) from the effective date thereof. The Company shall supply prospectuses, and such other documents as the Holders may request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and quality any of the Registrable Securities for sale in such states as such Holders designate and furnish indemnification in the manner provided below.

                  (c) Indemnification.

                  (i) In the event the Company shall file a post-effective amendment to the Registration Statement or a new registraiton statement for the public offering of the Underlying Securities and/or Underlying Warrant Shares, the Company shall indemnify and hold harmless such Holder whose Underlying Securities and/or Underlying Warrant Shares are included therein (such Holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in

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respect  thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any materials fact contained in any such registraiton statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or
alleged  untrue   statement  or  omission  or  alleged  omission  made  in  said registraiton statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder, for use in the preparation thereof.

                  (ii) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such officers who have signed said registraiton statement and such amendments and supplements thereto, each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registraiton statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

                  (iii) Promptly after receipt by an indemnified party under this subparagraph (c) of notice of the commencement of any

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action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this subparagraph (c).

                  (iv)  In  case  any  such   action  is  brought   against  any
indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this subparagraph (c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  (d) SEC Reports. So long as the Placement Agent Warrants remain outstanding, the Company shall cause copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 19334 ("SEC Report") to be mailed to each Holder at his or her address appearing in the register maintained by the Company for such purpose, in each case, within 15 days of filing with the SEC. If the Company is not subject to the requirements of the aforesaid Section 13 or 15(d), the Company shall nevertheless continue to cause SEC Reports, comparable to those which it would be required to file pursuant to the aforesaid Section 13 or 15(d) if it were subject to the requirements of either such Section, to be so filed with the SEC (but only if the SEC permits such filings) and mailed to each Holder, in each case, within the same time periods as would have applied (including under the preceding sentence) had the Company been subject to the requirements of the aforesaid
Section 13 or 15(d).

      SECTION 4. Adjustment of Exercise Price and Number of Underlying Securities. The number of Underlying Securities purchasable upon the exercise of the Placement Agent Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:

                  (a) Stock Splits, Combinations, etc. In case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of its capital stock- (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shams of Common Stock any shares of capital stock of the Company, the Exercise Price in effect and the number of Underlying Shares issuable upon exercise of a Placement Agent Warrant immediately prior to such action shall be adjusted so that the

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Holder shall be entitled to receive the number of shares of capital stock of the
Company at the same aggregate Exercise Price that the Holder would have owned immediately following such action had such Placement Agent Warrant been exercised immediately prior thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification It as a result of an adjustment made pursuant to this paragraph, the Holder thereafter shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

                  (b) Reclassification  Combinations,  Mergers.  etc, In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Placement Agent Warrants (other than as set forth in paragraph (a) above and other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation or entity (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Placement Agent Warrants), or in the case of any sale or conveyance of all or substantially all of the assets of the Company followed by a related distribution to holders of shares of Common Stock of cash, securities or other property, then as a condition of such reclassification, change, consolidation, merger, or sale of assets, the Company or such a successor corporation or entity, as the case may be, shall forthwith make lawful and adequate provision whereby each Holder shall have the right thereafter to receive on exercise of a Placement Agent Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change. consolidation, merger, or sale of assets, by a holder of the number of shares of Common Stock issuable upon exercise of such Placement Agent Warrant immediately prior to such reclassification, change, consolidation, merger, or sale of assets, and enter into a supplemental warrant agreement so providing. Such provisions shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. If the issuer of securities deliverable upon exercise of a Placement Agent Warrant under the supplemental warrant agreement is an affiliate of the formed or surviving corporation or other entity, that issuer shall join in the supplemental warrant agreement. The above provisions of this subparagraph
(b) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations or mergers.

                  (c) In the event that at any time, as a result of an adjustment made pursuant to this Section 4, each Holder shall become entitled to receive any securities of the Company other than the Underlying Securities, thereafter the number of such other securities so receivable upon exercise of a Placement Agent Warrant and the Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 4.

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                  (d) Notice of Change in Exercise Price. Upon any adjustment of the Exercise Price pursuant to Section 4, the Company shall promptly  thereafter
(i) cause to be prepared a certificate of the President and Chief Financial Officer of the Company setting forth the adjusted Exercise Price and, in reasonable detail, the method of calculation and the facts upon which such calculations are based, and setting forth the number of Underlying Securities (or portion thereof) issuable after such adjustment, which certificate shall be conclusive evidence of the correctness of the matters set forth therein absent manifest error, provided that if a Holder reasonably requests, the Company shall engage a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) to prepare and file such certificate in lieu of the certificate of the President and Chief Financial Officer, in which case such certificate shall be conclusive evidence of the matters set forth therein absent manifest error, and
(ii) send to each Holder at the address appearing on the registry books maintained by the Company written notice of such adjustments by first-class mail, postage prepaid.

                  (e) Notice of Certain Events. With respect to any Notice Event, the Company shall cause to be given to each Holder at such Holder's address appearing on the registry books maintained by the Company, at least 20 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of the Common Stock entitled to receive any such rights, options, warrants or distribution is to be determined, (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or
(iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this subsection or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, or liquidation or winding up, or the vote upon any action, provided that each Holder shall retain any right to damages from the Company with respect to such failure.


      SECTION 5. Change in Number of the Underlying Warrants and the Underlying Warrant Purchase Price. Under the Warrant Agreement, the Company may elect, upon any adjustment of the exercise price of the Warrants, to adjust the number of Warrants outstanding in lieu of adjusting the number of shares of Common Stock purchasable upon the exercise of each Warrant, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. In such a case (i) the Underlying Warrant Purchase Price shall become that price (calculated to the nearest 1/1,000 of one cent) determined by multiplying the Underlying Warrant Purchase Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the exercise price of the Warrants in effect immediately prior to such adjustment and the denominator of which shall be the exercise price of the Warrants in

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effect  immediately after such adjustment and (ii) each Underlying Warrant under this Placement Agent Warrant that has not been purchased pursuant to the exercise of such Placement Agent Warrant prior to such adjustment of the number of Warrants shall become that number of Underlying Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction. the numerator of which shall be the exercise price of the Warrants in effect immediately prior to such adjustment and the denominator of which shall be the exercise price of the Warrants in effect immediately after such adjustment. Upon each adjustment of such Underlying warrants pursuant to this Section 5. the Company shall, as promptly as practicable, cause to be distributed to each Holder, on the date of such adjustment, Placement Agent Warrant Certificates evidencing, subject to Section 6(b) hereof, the number of additional Underlying Warrants to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the Placement Agent Warrant Certificates held by such Holder prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Placement Agent Warrant Certificates evidencing the number of Underlying Warrants to which such Holder shall be entitled after such adjustment.

      SECTION 6.  Other-Provisions Relating to Rights of a Holder.

                  (a) Holder not Stockholder. A Holder, as such, shall not be entitled to vote or receive dividends or be deemed a holder of Common Stock or Warrants of the Company for any purpose, nor shall anything contained in this Agreement be construed to confer upon the Holder, as such, any rights of a holder of Common Stock or Warrants of the Company or the right to vote or give or withhold consent to any action by the Company (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings or other action affecting holders of Common Stock or Warrants (except for notices provided for in this Agreement), receive dividends or subscription rights, or otherwise until the Underlying Units shall be deliverable upon exercise of the Placement Agent Warrant Certificate.

                  (b) Fractional Shares or Warrants. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fractional shares of Underlying Shares or Underlying Warrants in connection with the exercise of a Placement Agent Warrant Certificate. In any case where a Holder would, except for the provisions of this Section 6(b), be entitled under the terms of this Agreement to receive a fraction of an Underlying Share or Underlying Warrant upon the exercise of a Placement Agent Warrant Certificate, the Company shall round-up to the next highest Underlying Shares and the next highest Underlying Warrant, as the case may be.

                  (c) Holder Absolute Owner. Prior to due presentment for registration of transfer of any Placement Agent Warrant Certificate, the Company may deem and treat the Holder as the absolute owner thereof.

      SECTION 7.   Exchange and Transfer of Placement Agent Warrants

                  (a) Request. At the request of the Holder, a Placement Agent Warrant Certificate may be divided split up, combined or exchanged for one or more other Placement Agent Warrant Certificates of like tenor to purchase a like aggregate number of Underlying Units. The request shall be in writing delivered to the Company at its office in Troy, Michigan accompanied by the Placement Agent Warrant Certificate[s] to be so divided, split up, combined or exchanged at said office. Upon any such surrender, the Company shall execute and deliver to the person entitled thereto new Placement Agent Warrant Certificate[s] as so requested. The Company may require the surrendering Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection therewith.

                  (b) Assignment; Replacement of Placement Agent Warrant Certificates. The Placement Agent Warrants may not be sold, transferred, assigned, or hypothecated, in whole or in part, for a period of one year from the effective date of the Offering, except to officers of the Placement Agents. Thereafter, the Placement Agent Warrants may be sold, transferred, assigned or hypothecated, in whole or in part, subject to federal and state securities laws. Any permitted assignment shall be made by surrender of the Placement Agent Warrant Certificate to the Company at its principal office with the form of assignment attached thereto duly executed and with funds sufficient to pay any transfer tax, in which event the Company shall, without charge, execute and deliver a new Placement Agent Warrant Certificate in the name of the assignee so named. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of a Placement Agent Warrant Certificate and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and (in the cast of mutilation) upon surrender and cancellation of such Placement Agent Warrant Certificate, the Company will execute and deliver a new Placement Agent Warrant Certificate of like tenor and date and any such lost, stolen or destroyed Placement Agent Warrant Certificate shall thereupon become void. Any such new Placement Agent Warrant Certificate executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Placement Agent Warrant Certificate so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

      SECTION 8.  Other Matters.

                  (a) Taxes and Charges. The Company will from time to time promptly pay, subject to the provisions of paragraph (v) of Section 2(b), all taxes and charges that may be imposed upon the Company in respect of the issuance or delivery, but not the transfer, of the Placement Agent Warrants or the Underlying Securities.

                  (b) Notices to Company. Notice or demand pursuant to this Agreement to be given or made by a Holder to or on the Company shall be deemed given or made if delivered or sent by registered or certified mail, postage prepaid, return receipt requested, and addressed, until another address is designated in writing by the Company, or by facsimile transmission, as follows:

          Energy Conversion Devices, Inc.
          1675 West Maple Road
          Troy, Michigan 48084
          Attention: Roger J. Lesinski, Esq.
          Facsimile No.: (248) 280-1456

                  (c) Notices to the Placement Agents. Notice or demand pursuant to this agreement to be given or made by the Company to the Placement Agents shall be deemed given or made if delivered or sent by registered or certified mail, postage prepaid, return receipt requested, and addressed, until another address is designated in writing, or by facsimile transmission, as follows:



(i)   if to JMS:

          Janney Montgomery Scott Inc.26 Broadway
          New York, New York 10004
          Attention: Herbert M. Gardner
          Facsimile No.: (212) 510-0683



(ii) if to Nolan:

          Nolan Securities, Inc.
          1201 Elm Street
          Suite 3500
          Dallas, Texas 75270
          Attention: C. William Dedmon, Jr.
          Phone No.: (214) 651-1800
          Facsimile No.: (214) 658-9441

                  (d) Notices to Holders. Notice to Holders provided for in this Agreement shall be deemed given or made by the Company if delivered or sent by registered or certified mail, postage prepaid, return receipt requested, to the Holder's address appearing on the registry books maintained by the Company for Holders of Placement Agent Warrant Certificates.

                  (e)   Governing   Law.  The   validity,   interpretation   and
performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

                  (f) Exclusive Benefit. Nothing in this Agreement expressed or nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to any person or corporation other than the Company, JMS, Nolan, and the Placement Agents' Warrant Holders any right, remedy or claim hereunder, and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of such persons and their successors, survivors and permitted assigns hereunder. This Agreement is for the benefit of and is enforceable by any subsequent Placement Agents' Warrant Holder.

                  (g) Headings. The article headings herein am for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.


            (THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                  ENERGY CONVERSION DEVICES, INC.


                                    By: --------------------------------


                                  JANNEY MONTGOMERY SCOTT INC.


                                    By: --------------------------------
                                          Herbert M. Gardner
                                          Senior Vice President


                                  NOLAN SECURITIES, CORPORATION


                                    By: --------------------------------

                                          Senior Vice President

                               EXHIBIT A

                             No.__________

                 PLACEMENT AGENTS' WARRANT CERTIFICATE



                    ENERGY CONVERSION DEVICES, INC.


 This warrant certificate certifies that ______________________, or its registered assigns, is the registered holder of a Placement Agent Warrant representing the right to purchase _____ Units (the "Underlying Units") of securities of Energy Conversion Devices, Inc. (the "company") each Underlying Unit consisting of one share of the Company's common stock, $.01 par value (each an Underlying Share and, collectively the "Underlying Shares") and one warrant to purchase one share of the Company's common stock issuable under the Warrant Agreement between the Company and State Street Bank and Trust Company as warrant agent. (each an "Underlying Warrant" and, collectively, the "Underlying Warrants"). This Placement
     Agent Warrant expires on May ___, 2003 (the "Expiration Date".

            This Placement Agent Warrant entitles the registered holder (the"Holder") upon exercise from time to time from 9:00 am., New York City time on or after May ____, 1999 until 5:00 p.m New York City time on the Expiration Date to purchase Underlying Units at $_______ per Underlying Unit (the "Exercise Price") in lawful money of the United States of America upon surrender of this certificate and payment of the Exercise Price. The Exercise Price, and the number of Underlying Shares and Underlying Warrants issuable upon exercise of this Placement Agent Warrant are subject to adjustment upon the occurrence of certain events set forth in the Placement Agents' Warrant Agreement.

            This Placement Agent Warrant may not be exercised after 5:00 p.m. on the Expiration Date and to the extent not exercised by such tirne shall become void.

            This warrant certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

            IN WITNESS WHEREOF, Energy conversion Devices, Inc. has caused this warrant certificate to be signed by its President and its Secretary.

Dated: ----------------

                                    ENERGY CONVERSION DEVISIONS, INC.



                                    ------------------------------------
                                    President

                                    ------------------------------------
                                    Treasurer

                           FORM OF ASSIGNMENT


            For value  received,  the  undersigned  hereby  sells,  assigns  and transfers unto ______________ whose address is ________________________and whose social security or other identifying number is ______________________ the right to purchase __________ Underlying Units evidenced by the within Placement Agent Warrant, and hereby irrevocably constitutes and appoints the Secretary of the Company as his, her or its attorney-in-fact to transfer the same on the books of the Company with full power of substitution and resubstitution. If said number of Underlying Units is less than all of the Underlying Units purchasable hereunder, the undersigned requests that a new Placement Agent Warrant Certificate representing the right to purchase the balance of such Underlying Units be registered in the name of _______________ whose address is ________________ and whose social security or other identifying number is
_______________ and that such Placement Agent Warrant Certificate be delivered to ___________ whose address is ______________________.


Dated: ----------




                           SUBSCRIPTION FORM

            The undersigned hereby irrevocably elects to exercise the right, represented by this Placement Agent Warrant Certificate, to purchase ________ Underlying Units and tenders payment herewith in the amount of $_______. The undersigned requests that a certificate for the Underlying Shares and Underlying Warrants constituting the Underlying Units be registered in the name of ____________, whose address is ___________________ and whose social security or other identifying number is ______________. If said number of Underlying Sham and/or Underlying Warrants is less than all of the Underlying Shares and/or Underlying Warrants purchasable hereunder, the undersigned requests that a new Placement Agent Warrant Certificate representing the right to purchase the balance of such Underlying Shares and Underlying Warrants be registered in the name of _______________________ whose address is ________________ and whose social security or other identifying number is ____________ and that such Placement Agent Warrant Certificate be delivered to ____________________, whose address is ___________________.




Dated: -----------                  ------------------------------------
                                    Signature